EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
Set forth below are the names of subsidiaries, divisions and related organizations of ITT Corporation, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
AcousticFab, LLC	Delaware
AIMCO Industries, LLC	New York
Bolton Insurance Co.	New York
Carbon Industries, Inc.	West Virginia
Computer & Equipment Leasing Corporation	Wisconsin
Electrofilm Manufacturing Company LLC	California
EnviroTech LLC	Delaware
Goulds Mexico Holdings LLC	Delaware
Goulds Pumps (IPG), Inc.	Delaware	Goulds Pumps
Goulds Pumps (NY), Inc.	New York	Goulds Pumps
Goulds Pumps (PA), Inc.	Delaware	Goulds Pumps
Goulds Pumps Administration, Inc.	New York
Goulds Pumps, Incorporated	Delaware	Goulds Pumps
Goulds QSF LLC	Delaware
Industrial Tube Company LLC	California
Industries QSF LLC	Delaware
International Motion Control Inc.	Delaware
International Standard Electric Corporation	Delaware
International Telephone & Telegraph Corp.	Delaware
ITT Aerospace Controls LLC (fka New ITT Aerospace Controls LLC)	Delaware
ITT Automotive Enterprises, Inc.	Delaware
ITT Bornemann USA, Inc. (fka Bornemann Pumps Inc.)	Rhode Island
ITT Cannon LLC	Delaware	Cannon
ITT Cannon Mexico, Inc.	Delaware	Cannon
ITT Community Development Corporation	Delaware
ITT C'treat LLC	Delaware	C'Treat Offshore
ITT Engineered Valves, LLC	Delaware
ITT Enidine Inc.	Delaware	Enidine
ITT Fluid Technology International, Inc.	Delaware	Goulds Pumps
ITT Goulds Pumps Inc. (fka GP Holding Company, Inc.)	Delaware	Goulds Pumps
ITT Industries Holdings, Inc.	Delaware
ITT Industries Luxembourg S.a.r.l. (US BRANCH)	New York
ITT International Holdings, Inc.	Delaware
ITT Manufacturing Enterprises LLC	Delaware
ITT Motion Technologies America, LLC (fka ITT Koni America LLC)	Delaware	Koni
ITT Torque Systems, Inc. (fka Cleaveland Motion Controls, Inc.)	Ohio
ITT Water & Wastewater U.S.A., Inc.	Delaware
ITT Water Technology (TX) LLC	Delaware
Kentucky Carbon Corp.	West Virginia

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Koni NA LLC	Delaware	Koni
Leland Properties, Inc.	Delaware
Premium Seat Actuation LLC	Delaware
Rule Industries LLC	Massachusetts
TDS Corporate Services LLC	Delaware
Venus Holdco LLC	Delaware
WC Wolverine Holdings, Inc.	Delaware
Wolverine Advanced Materials, LLC	Delaware
Wolverine Automotive Holdings, Inc.	Delaware
Standard Electric	Algeria
Bombas Bornemann S.R.L.	Argentina
Bombas Goulds Argentina S.A.	Argentina	Goulds Pumps
ITT Australia Holdings Pty Ltd	Australia
ITT Blakers PTY Ltd (fka Paley Pty Ltd.)	Australia	Blakers
ITT Blakers Unit Trust	Australia	Blakers
ITT Cannon GmbH (BELGIUM BRANCH)	Belgium
ITT Bombas Goulds do Brasil Ltda.	Brazil	Goulds Pumps
Wolverine Brasil Representacao Ltda.	Brazil
Wolverine/Tekno Laminates and Composites Ltda.	Brazil
9520597 Canada Limited (fka 1448170 Ontario Limited)	Canada
9520937 Canada Ltd. (fka 1026128 Alberta Ltd)	Canada	Precision Pumps
Bornemann Inc.	Canada
Goulds Pumps Canada, Inc.	Canada	Goulds Pumps
ITT Fluid Technology S.A.	Chile	Goulds Pumps
Bornemann Pumps & Systems Co. Ltd	China
ITT (China) Investment Co. Ltd.	China
ITT (China) Investment Co. Ltd. (SHANGHAI BRANCH)	China
ITT (Shanghai) Fluid Technology Co., Ltd.	China
ITT Cannon (Hong Kong) LTD	China	Cannon
ITT Cannon Electronics (Shenzhen) Co. Ltd	China	Cannon
ITT High Precision Manufactured Products (Wuxi) Co., Ltd.	China
Shanghai Goulds Pumps Co. Ltd.	China
WAM China Ltd.	China
Wolverine Advanced Materials (Shanghai) Co., Ltd.	China
Wolverine Advanced Materials Asia Limited	China
Wolverine Press (Changshu) Co. Ltd.	China
ITT Goulds Pumps Columbia S.A.S.	Colombia	Goulds Pumps
ITT Holdings Czech Republic s.r.o.	Czech Republic
ITT Cannon GmbH (DENMARK BRANCH)	Denmark
ITT Egypt LLC	Egypt
ITT Industries France S.A.S.	France
Koni France SARL	France	Koni
DITTHA GmbH	Germany
ITT Bornemann GmbH	Germany	Bornemann
ITT Cannon GmbH	Germany	Cannon

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
ITT Control Technologies EMEA GmbH (fka BE-Controls GmbH)	Germany	Cannon
ITT Germany Holdings GmbH	Germany
ITT Motion Technologie GmbH (fka ITT Industries Vermogensvewaltungs GmbH)	Germany
Wolverine Advance Materials GmbH	Germany
Goulds Pumps, Inc. (GREECE BRANCH)	Greece
ITT Corporation India PVT. Ltd.	India
Wolverine Advanced Materials LLC (INDIA BRANCH)	India
PT ITT Fluid Technology Indonesia	Indonesia
ITT Iran S.K.	Iran
ITT Technical Services S.K.	Iran
ITT Cannon Veam Italia s.r.l.	Italy	Cannon
ITT Italia s.r.l.	Italy
ITT Italy Holdings Srl	Italy
Enidine Kabashiki Gaisha	Japan	Enidine
Goulds Pumps, Inc. (JAPAN BRANCH)	Japan
ITT Cannon, Ltd.	Japan
Wolverine Japan KK	Japan
Goulds Pumps Co. Ltd.	Korea, Republic of	Goulds Pumps
ITT Cannon Korea Ltd.	Korea, Republic of	Cannon
Bolton International RE S.C.A.	Luxembourg
Bolton International S.C.A.	Luxembourg
ITT Industries Global S.a.r.l.	Luxembourg
ITT Industries Luxembourg S.a r.l.	Luxembourg
ITT International Luxembourg S.a r.l.	Luxembourg
ITT Investments Luxembourg S.a.r.l.	Luxembourg
ITT Manufacturing Luxembourg S.a.r.l.	Luxembourg
Bombas Goulds de Mexico S. De R.L.de C.V.	Mexico	Goulds Pumps
Bornemann S.A. DE C.V.	Mexico
ITT Cannon de Mexico, S.A. de C.V.	Mexico	Cannon
EP Industries Europe B.V.	Netherlands
European Pump Services B.V.	Netherlands
ITT Japan B.V.	Netherlands
ITT Korea Holding B.V.	Netherlands
ITT Netherlands B.V.	Netherlands
Koni BV	Netherlands	Koni
Goulds Pumps (NY), Inc. (PERU BRANCH)	Peru
ITT Fluid Technology International, Inc. (RUSSIAN BRANCH)	Russia
ITT Industries Rus LLC	Russia
ITT Saudi Co.	Saudi Arabia
Bornemann Pumps Asia Pte. Ltd.	Singapore
ITT Fluid Technology Asia Pte Ltd.	Singapore
ITT Fluid Technology International, Inc. (SOUTH AFRICA BRANCH)	South Africa
ITT Industries Spain SL	Spain
Goulds Pumps (NY), Inc., (TAIWAN BRANCH)	Taiwan

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
ITT Cannon (Hong Kong) LTD (TAIWAN BRANCH)	Taiwan
ITT Fluid Technology International (Thailand) LTD.	Thailand	Goulds Pumps
Standard Tecknik Services	Turkey
Bornemann Middle East FZE	United Arab Emirates
ITT Cannon LLC (DUBAI BRANCH)	United Arab Emirates
ITT Fluid Technology International, Inc. (DUBAI BRANCH)	United Arab Emirates
Cleveland Motion Controls Ltd.	United Kingdom
ITT Industries Holdings Limited	United Kingdom
ITT Industries Limited	United Kingdom
ITT Pure-Flo (UK) Ltd.	United Kingdom
Bombas Goulds de Venezuela C.A.	Venezuela	Goulds Pumps
Distribuidora Arbos, C.A.	Venezuela	Goulds Pumps
Equipos Hidraulicos S.A.	Venezuela